UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 22, 2003

                           INTEGRATED BIOPHARMA, INC.

               (Exact Name of Registrant as Specified in Charter)


        Delaware                         000-28876               22-2407475
(State or Other Jurisdiction           (Commission             (IRS Employer
    of Incorporation)                  File Number)          Identification No.)


  225 Long Ave., Hillside, New Jersey                            07205
(Address of Principal Executive Offices)                      (Zip Code)

        Registrant's telephone number, including area code (973) 926-0816

                                 NOT APPLICABLE
           (Former Name or Former Address, if Changed Since Last Report)

This Amendment No. 1 on Form 8-K amends the report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2003 by Integrated BioPharma, Inc. (the "Company") reporting the acquisition by the Company of 97% of the shares of the common stock of Paxis Pharmaceuticals, Inc. (f/k/a Tisorex Inc.), a Delaware corporation ("Paxis") which was consummated on July 22, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                                                  Page
                                                                  ----
(a) Financial Statements of Business Acquired

    The financial statements of Paxis Pharmaceuticals, Inc.
    (f/k/a  Tisorex Inc.) are filed herewith                   F-1 .. F-14

(b) Pro Forma Financial Information

    (1) Introductory Note                                      F-15

    (2) Unaudited Pro Forma Condensed Balance Sheet
        as of June 30, 2003                                    F-16

    (3) Unaudited Pro Forma Condensed Statement of Operations
        for the Year Ended June 30, 2003                       F-17

    (4) Notes to Unaudited Pro Forma Financial Statements      F-18

(c) Exhibits.

  Exhibit
  Number               Description
  -----                -----------

    2.1 Purchase Agreement dated as of February 1, 2003 by and between Integrated Health Technologies, Inc. and Trade Investment Services, L.L.C. re: NatEx Georgia, L.L.C. (1)

    2.2 Purchase Agreement dated as of February 1, 2003 by and between Integrated Health Technologies, Inc. and Trade Investment Services, L.L.C. re: TisorEx, Inc. (k/n/a Paxis Pharmaceuticals, Inc.). (1)

    2.3 Assignment Agreement dated as of July 1, 2003 by and between Integrated BioPharma, Inc., Trade Investment Services L.L.C., Vasili Patarkalishvili, VAP LLC, The James S. Friedlander Revocable Trust, Aqela LLC and Natela Patarkalishvili. (2)

    2.4 Assignment and Assumption Agreement dated as of July 1, 2003 by and among Integrated BioPharma, Inc., Trade Investment Services, L.L.C. and Paxis Pharmaceuticals, Inc. (2)

    99.1 Press Release dated July 22, 2003 reporting the acquisition by the Integrated BioPharma, Inc. of 97% of the shares of Paxis
         Pharmaceuticals, Inc. (2)

-------------------------

(1) Incorporated by reference from the Company's 8-K filed on February 26, 2003 as amended by an 8-K/A filed on April 25, 2003.

(2)  Incorporated by reference from the Company's 8-K filed on August 6, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                INTEGRATED BIOPHARMA, INC.


Date:  October 3, 2003                          By: /s/ Eric Friedman
                                                    -----------------
                                                Name: Eric Friedman
                                                Title: Vice President

                           Paxis Pharmaceuticals, Inc.
                            (formerly Tisorex, Inc.)
                          (A Development Stage Company)

             For the period from August 29, 2001 (Date of Inception)
                       to June 30, 2002 and for the twelve
                           months ended June 30, 2003

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
--------------------------------------------------------------------------------

INDEX

Item 7: Financial Statements

Independent Auditors' Report ........................................F-3

Balance Sheet .......................................................F-4

Statements of Operations and Accumulated Deficit ....................F-5

Statements of Cash Flows ............................................F-6

Notes to Financial Statements ...................................... F-7 .. F-14

                                 . . . . . . . .

INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of Paxis Pharmaceuticals, Inc.



         We have audited the accompanying balance sheet of Paxis Pharmaceuticals, Inc. (formerly Tisorex, Inc.) (a development stage company) as of June 30, 2003, and the related statements of operations and accumulated deficit, and cash flows for the period from inception (August 29, 2001) through June 30, 2002, and for the twelve months ended June 30, 2003, and for the period from inception (August 29, 2001) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paxis Pharmaceuticals, Inc. as of June 30, 2003, and the results of their operations and their cash flows for the period from inception (August 29, 2001) through June 30, 2002, and for the twelve months ended June 30, 2003, and for the period from inception (August 29, 2001) through June 30, 2003 in conformity with accounting principles generally accepted in the United States.



                                        /s/ Amper, Politziner & Mattia, P.C.


Edison, New Jersey
September  9, 2003

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
BALANCE SHEET AS OF JUNE 30, 2003
-------------------------------------------------------------------------------

Assets:

  Current Assets:
    Cash and Cash Equivalents                                        $    92,235
    Deposit on Inventory                                               1,148,507
    Inventory                                                             59,926
    Prepaid Expenses and Other Current Assets                             18,880
                                                                     -----------

  Total Current Assets                                                 1,319,548
                                                                     -----------

  Property and Equipment - Net                                         1,768,847
                                                                     -----------

  Other Assets:
    Intellectual Property                                                401,374
    Prepaid Rent                                                         130,000
    Security Deposits and Other Assets                                   132,113
                                                                     -----------

  Total Other Assets                                                     663,487
                                                                     -----------

Total Assets                                                         $ 3,751,882
                                                                     ===========

Liabilities and Stockholders' Deficiency:

  Current Liabilities:
    Loan Payable-Stockholders                                        $ 4,672,260
    Accounts Payable                                                     598,413
    Due to Integrated BioPharma, Inc.                                    400,000
    Accrued Expenses and Other Current Liabilities                        27,881
    Capital Lease Obligation                                             135,479
                                                                     -----------

  Total Current Liabilities                                            5,834,033
                                                                     -----------

  Commitments and Contingencies [12]                                          --
                                                                     -----------

  Stockholders' Deficiency:

    Common Stock - Authorized 5,000 Shares,
    $.01 Par Value, 2,128 Shares Issued and Outstanding                       21
    Accumulated Deficit                                              (2,082,172)
                                                                     -----------

Total Stockholders' Deficiency                                       (2,082,151)
                                                                     -----------

Total Liabilities and Stockholders' Deficiency                       $ 3,751,882
                                                                     ===========

See accompanying notes to financial statements.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
--------------------------------------------------------------------------------
For the period from inception (August 29, 2001) through June 30, 2002, for the twelve months ended June 30, 2003 and for the period from inception (August 29, 2001) through June 30, 2003


                                         Period from                              Period from
                                          Inception                                Inception
                                      (August 29, 2001)        Twelve          (August 29,2001)
                                          Through           Months Ended           Through
                                        June 30, 2002       June 30, 2003        June 30, 2003
                                        -------------       -------------        -------------

Sales                                   $         --        $          --        $          --

Cost of Sales                                     --                   --                   --
                                        ------------        -------------        -------------

Gross Profit                                      --                   --                   --

Selling and Administrative Expenses               --            2,015,569            2,015,569

Interest Expense                                  --               66,603               66,603
                                        ------------        -------------        -------------

Net Loss                                          --          (2,082,172)          (2,082,172)

Retained Earnings, beginning                      --                   --                   --
                                        ------------        -------------        -------------

Accumulated Deficit, ending             $         --        $ (2,082,172)        $ (2,082,172)
                                        ============        =============        =============


See accompanying notes to financial statements.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
For the period from inception (August 29, 2001) through June 30, 2002, for the twelve months ended June 30, 2003 and for the period from inception (August 29, 2001) through June 30, 2003


                                                     Period From Inception        Twelve           Period From Inception
                                                      (August 29, 2001)         Months Ended         (August 29, 2001)
                                                    Through June 30, 2002       June 30, 2003       Through June 30, 2003
                                                    ---------------------       -------------       ---------------------
Operating Activities:
 Net Loss                                               $          --           $ (2,082,172)           $  (2,082,172)
                                                        -------------           -------------           --------------
 Adjustment to Reconcile Net Income [Loss] to Net Cash
  Provided By [Used for] Operating Activities:                     --
  Depreciation and Amortization                                    --                   6,348                    6,348
 Changes in Assets and Liabilities
 [Increase] Decrease in:
  Deposit on Inventories                                           --             (1,148,507)              (1,148,507)
  Inventory                                                        --                (59,926)                 (59,926)
  Prepaid Expenses and Other Current Assets                        --                (18,880)                 (18,880)
  Security Deposits and Other Assets                               --               (262,113)                (262,113)
 [Decrease] Increase in:
  Accounts Payable                                                 --                 598,413                  598,413
  Accrued Expenses and Other Liabilities                           --                  27,881                   27,881
                                                        -------------           -------------           --------------

 Total Adjustments                                                 --               (856,784)                (856,784)
                                                        -------------           -------------           --------------

Net Cash - Operating Activities                                    --             (2,938,956)              (2,938,956)
                                                        -------------           -------------           --------------

Investing Activities:
 Proceds from loans from Stockholders                              --               4,672,260                4,672,260
 Proceeds from Integrated BioPharma, Inc.                          --                 400,000                  400,000
 Purchase of Intellectual Property                                 --               (401,374)                (401,374)
 Purchase of Property and Equipment                                --             (1,639,716)              (1,775,195)
                                                        -------------           -------------           --------------

Net Cash-Investing Activities                                      --               3,031,170                3,031,170
                                                        -------------           -------------           --------------

Financing Activities:
 Issuance of Capital Stock                                         --                      21                       21
                                                        -------------           -------------           --------------

Net Cash-Financing Activities                                      --                      21                       21
                                                        -------------           -------------           --------------

Net Increase in Cash and Cash Equivalents                          --                  92,235                   92,235
Cash and Cash Equivalents - Beginning of Periods                   --                      --                       --
                                                        -------------           -------------           --------------

Cash and Cash Equivalents - End of Periods              $          --           $      92,235           $       92,235
                                                        =============           =============           ==============

Supplemental Disclosures of Cash Flow Information:

 Cash paid during the year for:
  Interest                                                                      $      11,388           $       11,388

Supplemental Schedule of Investing and Financial Activities:
Equipment acquired under the terms of a capital lease                           $     137,689           $      137,689


See accompanying notes to financial statements.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

  [1] Business

Paxis Pharmaceuticals, Inc. (formerly known as Tisorex, Inc.) the ("Company") is a Delaware corporation incorporated on August 29, 2001.The Company was formed to manufacture and distribute Paclitaxel, which is the primary chemotherapeutic agent in the treatment of breast cancer. To date the Company has devoted the majority of its efforts in raising capital and setting up operations. The Company is in the development stage, and accordingly, the financial statements are prepared in a format prescribed for a development stage company.

The Company was inactive until July 2002 when it acquired from Hauser Inc. ("Hauser") its cGMP-(company good manufacturing practices) compliant Paclitaxel production facilities, processing equipment, and intellectual assets. The acquisition included key solvent-handling assets, including bulk unloading facilities, storage tanks, pumps and piping as well as process automation equipment, key chromatography assets and process automation equipment and software, clean room crystallization equipment where finished product is manufactured and packaged per United States Food and Drug Administration (FDA) standards and a significant portion of Hauser's Paclitaxel documentation system that was designed for the plant, which is needed for rapid FDA approval. The Company also purchased Paclitaxel intellectual property ("Technology") from Hauser. Hauser had developed an improved process that was taken through pilot processing but never to full scale production, as Hauser chose to exit the Paclitaxel marketplace following the expiration of a Bristol Myers patent. This new process allows high recoveries of the active ingredient, resulting in fewer processing steps, and utilizes a single non-chlorinated solvent system. This enables lower costs, higher yields, and increased plant production volumes compared with other patented processes being used by competitors.

The Company is subject to various risks associated with a start-up operation, including, among others, setting up and operating manufacturing facilities, complying with regulatory requirements for manufacturing pharmaceutical products, manufacturing cGMP API Paclitaxel, marketing and selling the cGMP Paclitaxel to customers, and operating profitably. The Company can give no assurance that it can be operated profitably.

 [2] Liquidity

As of June 30, 2003 the majority of the funding has been provided by Trade Investment Services, LLC, a 50% owner of the Company. On July 22, 2003, Integrated BioPharma, Inc. completed its acquisition of 97% of the common stock of the Company. All future funding will be provided by Integrated BioPharma, Inc.

[3] Summary of Significant Accounting Policies

Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments,

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS , Sheet #2
--------------------------------------------------------------------------------

[3] Summary of Significant Accounting Policies [Continued]

including cash and cash equivalents, deposits, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is based on current rates at which the Company could borrow funds with similar remaining maturities and approximates fair value.

Cash and Cash Equivalents- Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased.

Inventories-Inventory is valued at the lower of cost or market and is made up of raw material inventory.

Depreciation- The Company follows the general policy of depreciating the cost of property and equipment over the following estimated useful lives:

Leasehold Improvements                            15 Years
Machinery and Equipment                            7 Years
Machinery and Equipment Under Capital Leases       7 Years

Machinery and equipment are depreciated using accelerated methods while leasehold improvements are amortized on a straight-line basis. Depreciation expense for the twelve months ended June 30, 2003 was $6,348. Amortization of equipment under capital leases will be included with depreciation expense.

Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition- The Company has not completed its renovation of the manufacturing facilities as of June 30, 2003 and has not recognized any income to date. The Company intends to recognize revenue upon shipment of the product. The Company believes that recognizing revenue at shipment will be appropriate because the Company's sales policies will meet the four criteria of SAB 101 which are: (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred, (iii) the seller's price to the buyer is fixed and determinable and
(iv) collectability is reasonably assured. The Company's sales policy will be to require customers to provide purchase orders establishing selling prices and shipping terms, which are F.O.B shipping point with the title and risk of loss passing to the customer at point of shipment. The Company will evaluate the credit risk of each customer and establish an allowance of doubtful accounts for any credit risk. Sales returns and allowances will be estimated upon shipment.

License of Technology-The Company has a limited, non-exclusive license to use the "Technology" acquired from Hauser for a term of ten years. The Company is obligated to pay a License Fee of $90,000 payable within ten days from the date Hauser provides the Company with written notice that it has demonstrated that the Technology can be used to manufacture lab scale Paclitaxel from taxus canadensis, or Canadian yew trees. In addition the Company is obligated to pay a fee of $50,000 upon the commercial sale by the Company of products comprising Paclitaxel extracted, isolated or purified using the Technology. The Company is also obligated to pay an annual license maintenance fee of $250,000 (the annual maintenance fee) one year after the first commercial sale. The Company is further obligated to pay a royalty fee based on a percentage of sales, less the annual maintenance fee.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS , Sheet #3
--------------------------------------------------------------------------------

[3] Summary of Significant Accounting Policies [Continued]

At the conclusion of the License Term the Technology License shall be considered fully paid and the Company shall have the rights granted under the Technology License without further payment of an annual royalty.

As of June 30, 2003, approximately $401,000 has been paid to Hauser under this agreement which has been recorded as intellectual property. The Company has not amortized this amount since operations have not commenced, but will begin amortizing over the remaining period of the 10 year agreement when operations have commenced.

Income Taxes-The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred taxes for which it does not consider realization of such assets to be more likely than not.

[4] Inventories

At June 30, 2003, inventory of $59,926 consists of raw materials to be used in the manufacturing process.

[5] Deposits on Inventory

The Company has advanced to Natex Georgia LLC, a related party, $1,148,507 for the purchase of biomass to be used by the Company for the production of Paclitaxel.

[6] Property and Equipment

Leasehold Improvements                             $   599,788
Machinery and Equipment                              1,016,279
Machinery and Equipment Under Capital Leases           159,128
                                                   -----------
Total                                                1,775,195
Less: Accumulated Depreciation                           6,348
                                                   -----------


  Total                                            $ 1,768,847
  -----                                            ===========

[7] Due to Integrated BioPharma, Inc.

At June 30, 2003 the Company had received an advance of $400,000 from Integrated BioPharma, Inc. The advance is non-interest bearing and will be repaid when the funds are available. The advance has been classified as a current liability.

[8] Loan Payable-Stockholders

Demand Loan, provided by TIS to the Company, dated July 1, 2002 with interest at 9%. Interest has been accrued through December 31, 2002. Interest for the period from January 1, 2003 through June 30, 2003 has been waived.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS , Sheet #4
--------------------------------------------------------------------------------

[9] Capital Lease

The Company acquired laboratory equipment under the provisions of a long-term lease. The lease expires in January 2004. The equipment under the capital lease as of June 30, 2003 has a cost of $159,128 and accumulated depreciation of $-0-with a net book value of $159,128.

The future minimum lease payments under capital leases and the net present value of the future minimum lease payments at June 30, 2003 are as follows:

Total Minimum Lease Payments                   $  137,689
Amount Representing Interest                      (2,210)
                                               ----------

Present Value of Net Minimum Lease Payments       135,479
Current Portion                                 (135,479)
                                               ----------

   Long-Term Capital Lease Obligation          $      -0-
   ----------------------------------          ==========

[10] Income Taxes

Deferred tax resulting from differences between financial accounting amounts and tax basis of assets and liabilities at June 30, 2003:

Non-current assets
      Net operating loss carryfoward           $  769,000
      Valuation allowance                       (769,000)
                                               ----------

Net noncurrent deferred tax asset (liability)  $       --
                                               ==========

The Company has net losses for financial reporting purposes. Recognition of deferred tax assets will require generation of future taxable income. There can be no assurance that the Company will generate earnings in future years. Therefore, the Company established a valuation allowance on deferred tax assets of $769,000 as of June 30, 2003.

The Company has net operating loss carryforwards for federal and state tax purposes of approximately $2,078,000 expiring at various times from years ending 2022 through 2023.

The utilization of these net operating loss carryforwards may be significantly limited under the Internal Revenue Code as a result of ownership changes due to the Company's stock and ownership changes.

[11] Significant Risks and Uncertainties

Concentrations of Credit Risk-Cash- The Company maintains balances at one financial institution. The account is insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2003, the Company's uninsured cash balance totaled approximately $14,000.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #5
--------------------------------------------------------------------------------

[12] Commitments and Contingencies

[A] Leases- The Company leases manufacturing and office facilities through March 31, 2007. The lease was effective on April 1, 2002 and provided for minimum monthly rental of $32,500 per month through March 31, 2007 plus increases in real estate taxes and building operating expenses. Rent expense has been straight-lined over the life of the lease. At its option, the Company has the right to renew the lease for an additional five year period. On August 27, 2002 the lease was amended reducing the square footage from approximately 32,500 to 22,500 and reducing the monthly rent to $22,483 per month for the balance of the lease. Rent expense for the twelve months ended June 30, 2003 was $326,444.

Other Lease Commitments-

The minimum rental commitment for long-term non-cancelable leases is as follows:

Twelve Months              Lease
Ending June 30,          Commitment
--------------           ----------

    2004                 $  269,796
    2005                    269,796
    2006                    202,347
    2007                         --
    Thereafter                   --
                         ----------

    Total               $   741,939
    -----               ===========

Total rent expense, including real estate taxes and maintenance charges, was approximately $456,444 for the twelve months ended June 30, 2003.

[B] Consultant Agreement- The Company has oral agreements with subcontractors to supply labor on an as needed basis.

[13] Related Party Transactions-The Company has a consulting agreement with EVJ, LLC, a limited liability company controlled by Robert Kay, a 17% shareholder in the Company. The total consulting expense recorded per this verbal agreement was $180,000 for the twelve months ended June 30, 2003.

[14] New Accounting Pronouncement

The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets", effective July 1, 2002. Under SFAS 142, goodwill is not amortized but is tested for impairment on an annual basis. The impairment test is a two-step process. The first step identifies potential impairment by comparing an entity's fair value, including goodwill, to its carry amount. If the entity's carrying amount exceeds its fair value, a second step is performed which compares the fair value of the entity's goodwill to the carrying amount of that goodwill. If the carrying amount of goodwill exceeds the fair value, an impairment loss is recognized. Upon adoption, any impairment loss identified is presented as a change in accounting principle and recorded as of the beginning of the fiscal year adoption. After adoption, any impairment loss recognized is recorded as a charge to income from operations. The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #6
--------------------------------------------------------------------------------

[14] Accounting Pronouncement   [Continued]

Effective July 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment Or Disposal of Long Lived Assets," which is effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The adoption of SFAS 144 did not have a significant impact on the Company's financial statements.

In April 2002, the Financial Accounting Standard Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections." SFAS No. 145 provides guidance for income statement classification of gains and losses of debt and accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 ("Opinion No. 30"). SFAS No. 145 is effective for years beginning after December 15, 2002. The Company does not expect any impact from adoption of this statement, which applied to the Company commencing on July 1, 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit of Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF.

Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. There was no impact from the adoption of this statement.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. There was no impact from the adoption of this statement.

In November 2002, the FASB issued interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which requires that guarantees within the scope of FIN 45 issued or amended after December 31, 2002, a liability for the fair value of the obligation undertaken in issuing the guarantee, be recognized at the inception of the guarantee. Disclosures required by FIN 45 are included in the accompanying financial statements.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities," which is effective for interim periods beginning after June 15, 2003. This interpretation changes the method of determining whether certain entities should be included in the Company's consolidated financial statements. An entity is subject to FIN 46 and is called a variable interest entity ("VIE") if it has
(1) equity that is insufficient to permit the

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #7
--------------------------------------------------------------------------------

[14] Accounting Pronouncement   [Continued]

entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries." A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both. The Company is currently evaluating the impact of FIN 46.

On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of SFAS 33 on Derivative Instruments and Hedging Activities." SFAS 149 is intended to result in more consistent reporting of contracts as either freestanding derivative instruments subject to SFAS 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, SFAS 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The Company does not believe the adoption of SFAS 129 will have a material effect on its financial position, results of operations, or cash flows.

On May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 represents a significant change in practice in the accounting for a number of financial instruments, including mandatorily redeemable equity instruments and certain equity derivatives that frequently are used in connection with share repurchase programs. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003. The Company currently does not have any such instruments. There was no impact from the adoption of this statement.

[15] Subsequent Event

Integrated BioPharma, Inc. Acquisition- On July 22, 2003, Integrated BioPharma, Inc. ("INB") completed its acquisition of ninety-seven (97%) percent of the shares of common stock of the Company. INB acquired 47% of the shares of the Company in exchange for its 50% interest in Natex Georgia LLC ("Natex"), a company organized in the Republic of Georgia to harvest from Georgian government lands organic biomass from which Paclitaxel is made. INB acquired 50% of the shares of the Company from Trade Investment Services, LLC ("TIS"), which funded Paxis' and Natex's development, pursuant to the terms of a certain Purchase Agreement dated as of February 1, 2003 (the "Purchase Agreement"), in consideration for TIS receiving from the INB $500,000 and twenty-five (25%) percent of the after-tax profits of the Company until TIS has received an additional $49,500,000.

In addition, TIS assigned to INB a loan receivable from the Company, and INB assumed the Company's loan payable in the principal amount of $4,500,000 to the Bank of America, pursuant to an Assignment and Assumption Agreement dated as of July 1, 2003 by and among INB, TIS and the Company. INB also assumed an obligation of approximately $200,000 advanced by TIS to the Company. INB expects to acquire the remaining three (3%) percent of the Company's shares currently held by Dean P. Stull, President of the Company, during the next several months.

E. Gerald Kay, the Chief Executive Officer of INB and beneficial owner of approximately fifty percent (50%) of the stock of INB (or, approximately sixty-two percent (62%) if family trusts of which he is a trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father or Dean DeSantis who is a director of INB, is the owner of one-third (1/3) of the equity of TIS.

PAXIS PHARMACEUTICALS, INC. (formerly Tisorex, Inc.)
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #8
--------------------------------------------------------------------------------

[15] Subsequent Events [Continued]

INB anticipates that the accounting for the Paxis acquisition will follow controlled related party carryover basis accounting. The excess of the debt of $4,500,000 assumed plus the $500,000 cash paid plus the approximately $200,000 obligation assumed (totaling $5,200,000) over the net assets acquired of approximately $2,600,000 will be recorded as a dividend of approximately $2,600,000. At this time, the Company is unable to estimate the amount or timing of any potential contingent payments. The amount due to INB of $400,000 will be eliminated in consolidation.

Paxis has also entered into a letter of intent dated July 16, 2003 with Chatham Biotec, Ltd. ("Chatham"), a Canadian company in the biomass harvesting and drying business, to form a Canadian-based joint venture to produce extract and intermediate precursor Paclitaxel from Canadian Taxus trees. Chatham is to supply the Canadian Taxus trees using Paxis' extraction expertise in an existing extraction facility currently controlled by Chatham. The joint venture will be required to supply Paxis' requirements for extract at no cost from which Paxis will produce its Paclitaxel and related products, and the joint venture will sell extract and intermediate products to third parties.

Deposit on Inventory - The Company has received a non-interest bearing Promissory Note dated July 1, 2003 in the amount of $1,300,000.The Principal Amount of the note shall be deemed to be repaid in connection with the delivery of biomass from Natex (see note 5). Payments to the extent that the Principal Amount has not been fully repaid as a result of the delivery of biomass, shall be made in cash.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Effective July 22, 2003, Integrated BioPharma, Inc. (the "Company") acquired ninety-seven (97%) percent of the shares of common stock of Paxis Pharmaceuticals, Inc. a Delaware corporation ("Paxis"). The Company acquired forty-seven (47%) percent of the shares of Paxis in exchange for its fifty (50%) percent interest in Natex Georgia LLC, a company organized in the Republic of Georgia. The Company acquired fifty (50%) percent of the shares of Paxis from Trade Investment Services, LLC ("TIS"), which funded Paxis' and Natex's development, pursuant to the terms of a certain Purchase Agreement dated as of February 1, 2003 (the "Purchase Agreement"), in consideration for TIS receiving from the Company $500,000 and twenty-five (25%) of the after-tax profits of Paxis until TIS has received an additional $49,500,000.

In addition, TIS assigned to the Company a loan receivable from Paxis, and the Company assumed Paxis' loan payable in the principal amount of $4,500,000 to the Bank of America, pursuant to an Assignment and Assumption Agreement dated as of July 1, 2003 by and among the Company, TIS and Paxis. The Company also assumed an obligation of $172,260 advanced by TIS to Paxis. The Company expects to acquire the remaining three (3%) percent of the Paxis shares currently held by Dean P. Stull, President of Paxis, during the next several months.

E. Gerald Kay, the Chief Executive Officer of INB and beneficial owner of approximately fifty percent (50%) of the stock of INB (or, approximately sixty-two percent (62%) if family trusts of which he is a trustee are attributed to him), is the owner of one-third (1/3) of the equity of TIS. Robert Kay, the brother of E. Gerald Kay, is also the owner of one-third (1/3) of the equity of TIS. Carl DeSantis, the father or Dean DeSantis who is a director of INB, is the owner of one-third (1/3) of the equity of TIS.

The accounting treatment for the Paxis acquisition will follow controlled related party carryover basis accounting. The excess of the debt of $4,500,000 assumed plus the $500,000 cash paid plus the $172,260 obligation assumed (totaling $5,172,260) over the net assets acquired of $2,590,109 is recorded as a dividend of $2,660,151.

The unaudited pro forma condensed balance sheet and statement of operations are presented to give effect to the Paxis acquisition. As noted in footnote (1) herein, the pro forma condensed balance sheet and the pro forma condensed statement of operations assumes that the purchase occurred as of June 30, 2003.

The pro forma financial information is not necessarily indicative of the actual results of operations or financial position that would have occurred had the acquisition occurred on the assumed dates nor do they represent any indication of future performance. The pro forma adjustments give effect to available information and assumptions that we believe are reasonable. The pro forma financial information should be read in conjunction with our audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on From 10-KSB for the fiscal year ended June 30, 2003.

                            Unaudited Pro Forma Condensed Combined Balance Sheet
                                              June 30, 2003


                                                              Integrated           Paxis
                                                              Biopharma,       Pharmaceutials         Pro Forma           Pro Forma
                                                                 Inc.              Inc.              Adjustments          Combined
                                                              ------------      ------------         -------------      ------------
Assets:
Current Assets:
        Cash and Cash Equivalents                             $ 10,406,390      $     92,235    (3)  $   (500,000)      $  9,998,625
        Accounts Receivable - Net                                1,863,906                                                 1,863,906
        Deposit on Inventory                                                       1,148,507                               1,148,507
        Deferred Income Taxes                                       57,000                                                    57,000
        Inventories-Net                                          4,300,025            59,926                               4,359,951
        Prepaid Expenses and Other Current Assets                  749,027            18,880                                 767,907
                                                              ------------      ------------         -------------      ------------

        Total Current Assets                                    17,376,348         1,319,548             (500,000)        18,195,896
                                                              ------------      ------------         -------------      ------------

Property and Equipment - Net                                     2,293,861         1,768,847                               4,062,708
                                                              ------------      ------------         -------------      ------------

Other Assets:
        Deferred Tax Asset                                          80,000                                                    80,000
        Due from Paxis Pharmaceuticals, Inc., related party        400,000                      (6)      (400,000)
        Patents  and Unpatented Technological Expertise, net       487,000           401,374                                 888,374
        Security Deposits and Other Assets                         190,028           262,113                                 452,141
                                                              ------------      ------------         -------------      ------------

        Total Other Assets                                       1,157,028           663,487             (400,000)         1,420,515
                                                              ------------      ------------         -------------      ------------

        Total Assets                                          $ 20,827,237       $ 3,751,882         $   (900,000)      $ 23,679,119
                                                              ============      ============         =============      ============

Liabilities and Stockholders' Equity:
Current Liabilities:
        Loan Payable-Stockholders                             $                 $  4,672,260   (2)   $ (4,672,260)      $
        Loan Payable-related party                                                             (2)        172,260            172,260
        Accounts Payable                                         1,977,578           598,413                               2,575,991
        Accrued Expenses and Other Current Liabilities             258,809            27,881                                 286,690
        Due to Integrated BioPharma, Inc.                                            400,000   (6)       (400,000)
        Customer Advances                                          281,646                                                   281,646
        Obligations under Capital Leases                                             135,479                                 135,479
        Federal and State Income Taxes Payable                      53,769                                                    53,769
                                                              ------------      ------------         -------------      ------------

        Total Current Liabilities                                2,571,802         5,834,033           (4,900,000)         3,505,835
                                                              ------------      ------------         -------------      ------------

Non-Current Liabilities:
        Loan Payable-Bank of America                                                           (1)       4,500,000         4,500,000
                                                              ------------      ------------         -------------      ------------

        Total Non-Current Liabilities                                                                    4,500,000         4,500,000
                                                              ------------      ------------         -------------      ------------

Minority Interest                                                                              (5)          78,000            78,000
                                                              ------------      ------------         -------------      ------------


Stockholders' Equity                                            18,255,435       (2,082,151)   (4)       2,082,151        15,595,284
                                                                                               (2)       4,500,000
                                                                                               (3)       (500,000)
                                                                                               (4)     (2,082,151)
                                                                                               (5)        (78,000)
                                                                                               (1)     (4,500,000)
                                                              ------------      ------------         -------------      ------------

        Total Liabilities and Stockholders' Equity            $ 20,827,237      $  3,751,882         $   (900,000)      $ 23,679,119
                                                              ============      ============         =============      ============



See accompanying notes to unaudited condensed pro forma financial statements

          Unaudited Pro Forma Condensed Combined Financial Information
                             Statement of Operations
                        For the Year Ended June 30, 2003


                                                              Integrated            Paxis
                                                              Biopharma,        Pharmaceuticals,      Pro Forma           Pro Forma
                                                                 Inc.               Inc.              Adjustments         Combined
                                                              ------------      ------------         -------------      ------------
Sales                                                         $ 22,235,306      $                    $                  $ 22,235,306

Cost of Sales                                                   17,106,125                                                17,106,125
                                                              ------------      ------------         -------------      ------------

Gross Profit                                                     5,129,181                                                 5,129,181

Selling and Administrative Expenses
General and Administrative                                       3,832,885         2,015,569                               5,848,454
                                                              ------------      ------------         -------------      ------------

Total                                                            3,832,885         2,015,569                               5,848,454
                                                              ------------      ------------         -------------      ------------

Operating Income [Loss]                                          1,296,296       (2,015,569)                               (719,273)
                                                              ------------      ------------         -------------      ------------

Other Income [Expense]:
Gain on Sale of Equipment                                           24,346                                                    24,346
Other                                                              315,801                                                   315,801
Interest Expense                                                   (5,057)          (66,603)                                (71,660)
Interest and Investment Income                                      28,301                                                    28,301
                                                              ------------      ------------         -------------      ------------

Total Other Income [Expense]                                       363,391          (66,603)                                 296,788
                                                              ------------      ------------         -------------      ------------

Income [Loss] Before Income Taxes                                1,659,687       (2,082,172)                               (422,485)

Income Tax Expense                                                 765,570                                                   765,570
                                                              ------------      ------------         -------------      ------------

Net Income [Loss]                                             $    894,117      $(2,082,172)         $                  $(1,188,055)
                                                              ============      ============         =============      ============

Net Income [Loss] Per Common Share:

Basic                                                         $        .12                                              $      (.15)
                                                              ============      ============         =============      ============
Diluted                                                       $        .09                                              $      (.15)
                                                              ============      ============         =============      ============

Weighted Average Common Shares Outstanding                       7,765,051                                                 7,765,051
Dilutive Potential Common Shares:
Warrants and Options                                             2,636,392                                                 2,636,392
Convertible Preferred Stock                                         19,521                                                    19,521
                                                              ------------      ------------         -------------      ------------

Weighted Average Common Shares
Outstanding-assuming dilution                                   10,420,964                                                10,420,964
                                                              ============      ============         =============      ============



See accompanying notes to unaudited condensed pro forma financial statements.

(1) Basis of Presentation

The accompanying pro forma condensed balance sheet as of June 30, 2003 and statement of operations for the year ended June 30, 2003 are presented to give effect to the acquisition of ninety-seven (97%) of the shares of Paxis Pharmaceuticals, Inc.


Pro Forma Adjustments-Condensed Balance Sheet

1. Adjustment to reflect the assumption of the Bank of America debt
2. Adjustment to reclassify the Trade Investment Services, Inc. debt
3. Adjustment to record the payment of cash at the closing
4. Adjustment to eliminate the equity of acquired company
5. Adjustment to record 3% minority interest
6. Adjustment to eliminated inter-company receivable and payable